Kronos Bio Reports Recent Business Progress and Second-Quarter 2023 Financial Results

Data from the Phase 1 dose escalation portion of the Phase 1/2 KB-0742 study will be presented at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics in October 2023

The Company recently opened the third dosing cohort in the escalation portion of the
Phase 1b/2 study of lanraplenib in combination with gilteritinib FLT3-mutated relapsed/refractory acute myeloid leukemia

$219.7 million in cash, cash equivalents and investments as of June 30, 2023, providing expected cash runway into 2H 2025

SAN MATEO, Calif., and CAMBRIDGE, Mass., Aug 8, 2023 – Kronos Bio, Inc. (Nasdaq: KRON), a company dedicated to transforming the lives of those affected by cancer, today reported recent business progress and second-quarter 2023 financial results.

“KB-0742 is the first molecule to emerge from our discovery platform and we are looking forward to presenting data from the Phase 1 dose escalation portion of the Phase 1/2 KB-0742 study at the upcoming AACR-NCI-EORTC International Conference,” said Norbert Bischofberger, Ph.D., president and chief executive officer of Kronos Bio. “We’ve observed target engagement and have opened expansion cohorts at the 60 milligram dose. Simultaneously, we are further dose escalating to identify the maximum tolerated dose. Strong investigator engagement and patient enrollment in our KB-0742 and lanraplenib clinical programs reinforce the significant unmet need for new and innovative therapies for these difficult-to-treat cancers.”

Bischofberger continued, “Our lanraplenib program recently progressed onto the third dosing cohort at 60 milligrams, and we are on track to reach our recommended Phase 2 dose by year end or early 2024. In addition, as a result of strong investigator interest, we will be allowing additional patients to enroll at dose levels that have previously been cleared. We look forward to sharing data from the escalation cohorts in mid-2024.”

Second Quarter and Recent Company Updates
•KB-0742
◦Kronos Bio will present data from 28 patients enrolled in the dose escalation portion of the Phase 1/2 KB-0742 study who received up to and including the 60 mg dose at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics taking place from October 11 to 15, 2023, in Boston, Massachusetts. At the 60 mg dose, 10 patients received one or more cycles of KB-0742 (one cycle is 28 days).
◦For the dose escalation, the study enrolled an unselected relapsed/ refractory solid tumor population.
◦The presentation will include data on safety, tolerability, pharmacokinetics (PK), pharmacodynamics (PD), as well as anti-tumor activity.
◦Enrollment in two expansion cohorts is ongoing, including Cohort A for patients with MYC-dependent tumors, such as triple negative breast cancer, non-small cell lung cancer and ovarian cancer, and Cohort B for patients with transcriptionally addicted cancers, including chordomas, sarcomas and small cell lung cancer.

◦The Company plans to share data from both the ongoing dose escalation, beyond the 60 mg dose, and from the expansion portions of the Phase 1/2 KB-0742 study, in mid-2024.
•Lanraplenib
◦Lanraplenib is currently in the dose escalation portion of a Phase 1/2 trial in combination with gilteritinib in patients with relapsed/refractory FLT3-mutated acute myeloid leukemia.
◦Three patients have cleared the 28-day safety window at each of the 20 mg and 40 mg dose levels.
◦The Company is now enrolling at the 60 mg dose. To better understand safety, PK and PD, and to accommodate investigator and patient interest, additional patients may be enrolled at dose levels below 60 mg.
◦Kronos Bio anticipates achieving the recommended phase 2 dose in Q4 2023/Q1 2024 and expects to share data from this study in mid-2024.
▪Corporate Update
◦In June 2023, Kronos Bio announced the appointment of Marc Besman, Ph.D., as Senior Vice President of Regulatory Affairs and Clinical Quality Assurance. Dr. Besman will be responsible for developing, implementing and advancing global regulatory strategies for Kronos Bio’s portfolio. Dr. Besman has extensive drug development experience in oncology, and joined Kronos Bio from Coherus BioSciences, where he served as Senior Vice President of Regulatory Affairs.

Second Quarter 2023 Financial Highlights

•Cash, Cash Equivalents and Investments: With its ongoing and currently planned clinical programs and $219.7 million in cash, cash equivalents and investments as of June 30, 2023, the company reiterates its expected cash runway into the second half of 2025.

•R&D Expenses: Research and development expenses were $22.7 million for the second quarter of 2023, which includes non-cash stock-based compensation expense of $3.1 million.

•G&A Expenses: General and administrative expenses were $11.4 million for the second quarter of 2023, which includes non-cash stock-based compensation expense of $3.8 million.

•Net Loss: Net loss for the second quarter of 2023 was $29.7 million, or $0.52 per share, including non-cash stock-based compensation expense of $6.9 million.

About Kronos Bio, Inc.

Kronos Bio is a biopharmaceutical company that is advancing two investigational compounds in clinical trials for patients with cancer. The company is developing the CDK9 inhibitor KB-0742 as a treatment for MYC-amplified solid tumors and other transcriptionally addicted solid tumors and lanraplenib, a next-generation SYK inhibitor, for patients with FLT3-mutated acute myeloid leukemia. The company’s scientific focus is on developing medicines that target the deregulated transcription that is the hallmark of cancer and other serious diseases.

Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit www.kronosbio.com or follow the company on LinkedIn.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release, in some cases, uses terms such as “on track to,” “plan,” “potential,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Kronos Bio’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, Kronos Bio’s plans to report data for the Phase 1/2 KB-0742 study and the expected timing thereof, Kronos Bio’s plan to achieve a recommended Phase 2 dose and report data for the Phase 1b/2 study of lanraplenib and the timing thereof, Kronos Bio’s expected cash runway, and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: whether Kronos Bio will be able to progress its clinical trials on the timelines anticipated, including due to risks inherent in the clinical development of novel therapeutics; risks related to Kronos Bio’s lack of experience as a company in conducting clinical trials; the risk that results of preclinical studies and early clinical trials are not necessarily predictive of future results; and risks associated with the sufficiency of Kronos Bio’s cash resources and need for additional capital. These and other risks are described in greater detail in Kronos Bio’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, being filed with the SEC today. Any forward-looking statements that are made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Kronos Bio assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contact:
Sarah Connors, Vice President of Investor Relations and Corporate Communications
Kronos Bio
857-290-7305
sconnors@kronosbio.com

Agency Contact:
Brendan Strong, Managing Director
Argot Partners
212-600-1902
kronosbio@argotpartners.com

Kronos Bio, Inc.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue	$1,864	$—	$3,084	$—
Operating expenses:
Research and development	$22,673	$22,706	$42,331	$47,142
General and administrative	11,359	10,824	21,415	22,752
Total operating expenses	34,032	33,530	63,746	69,894
Loss from operations	(32,168)	(33,530)	(60,662)	(69,894)
Other income (expense), net:
Interest and other income, net	2,427	627	4,683	728
Total other income (expense), net	2,427	627	4,683	728
Net loss	(29,741)	(32,903)	(55,979)	(69,166)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	(109)	(491)	323	(622)
Net comprehensive loss	$(29,850)	$(33,394)	$(55,656)	$(69,788)
Net loss per share, basic and diluted	$(0.52)	$(0.59)	$(0.98)	$(1.24)
Weighted-average shares of common stock, basic and diluted	57,397,931	56,116,070	57,273,284	55,978,482

Kronos Bio, Inc.
Selected Balance Sheet Data
(in thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
Cash, cash equivalents and investments	$219,704	$247,947
Total assets	260,615	294,938
Total liabilities	57,273	50,439
Total stockholders’ equity	203,342	244,499